Exhibit 16.01

Letter from PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
1441 Brickell Avenue
Suite 1100
Miami FL 33131
Telephone (305) 375 7400
Facsimile (305) 375 6221

May 24, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We have read the statements made by WCI Communities, Inc. (copy attached), which we understand will be filed with the Commission, pursuant to Item 4.01 of Form 8-K, as part of the Company’s Form 8-K report dated May 18, 2005. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

PricewaterhouseCoopers LLP